Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Pono Capital Corp (the “Company”) on Form S-1 of our report dated April 23, 2021, with respect to our audit of the Company’s financial statements as of and for the period from February 12, 2021 (inception) to March 31, 2021, which appears in this Registration Statement on Form S-1. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

June 16, 2021